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                                TABLE OF CONTENTS

ARTICLE                                                     PAGE

1.   USE AND RESTRICTIONS ON USE.. . . . . . . . . . . . . . . . . . . . . .   1

2.   TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

3.   RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

4.   RENT ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

5.   REAL ESTATE TAXES.. . . . . . . . . . . . . . . . . . . . . . . . . . .   5

6.   SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

7.   ALTERATIONS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

8.   REPAIR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

9.   LIENS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

10.  ASSIGNMENT AND SUBLETTING.. . . . . . . . . . . . . . . . . . . . . . .   9

11.  INDEMNIFICATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

12.  INSURANCE.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

13.  WAIVER OF SUBROGATION.. . . . . . . . . . . . . . . . . . . . . . . . .  12

14.  SERVICES AND UTILITIES. . . . . . . . . . . . . . . . . . . . . . . . .  12

15.  HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

16.  SUBORDINATION, ATTORNMENT AND NONDISTURBANCE. . . . . . . . . . . . . .  14

17.  RULES AND REGULATIONS.. . . . . . . . . . . . . . . . . . . . . . . . .  15

18.  REENTRY BY LANDLORD.. . . . . . . . . . . . . . . . . . . . . . . . . .  15

19.  DEFAULT.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

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20.  REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

21.  QUIET ENJOYMENT.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

22.  DAMAGE BY FIRE, ETC.. . . . . . . . . . . . . . . . . . . . . . . . . .  20

23.  EMINENT DOMAIN. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

24.  SALE BY LANDLORD. . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

25.  ESTOPPEL CERTIFICATES.. . . . . . . . . . . . . . . . . . . . . . . . .  22

26.  SURRENDER OF PREMISES.. . . . . . . . . . . . . . . . . . . . . . . . .  23

27.  NOTICES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

28.  TAXES PAYABLE BY TENANT.. . . . . . . . . . . . . . . . . . . . . . . .  24

29.  RELOCATION BY TENANT. . . . . . . . . . . . . . . . . . . . . . . . . .  24

30.  DEFINED TERMS AND HEADINGS. . . . . . . . . . . . . . . . . . . . . . .  25

31.  ERISA REPRESENTATION. . . . . . . . . . . . . . . . . . . . . . . . . .  25

32.  ENFORCEABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

33.  COMMISSIONS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

34.  TIME AND APPLICABLE LAW.. . . . . . . . . . . . . . . . . . . . . . . .  26

35.  SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . . .  26

36.  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

37.  EXAMINATION NOT OPTION. . . . . . . . . . . . . . . . . . . . . . . . .  26

38.  RECORDATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

39.  MUTUAL WAIVER OF JURY TRIAL.. . . . . . . . . . . . . . . . . . . . . .  27

40.  ATTORNEY FEES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

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41.  CORPORATE AUTHORITY.. . . . . . . . . . . . . . . . . . . . . . . . . .  27

42.  RENT SCHEDULE.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

43.  FORGIVENESS OF RENT.. . . . . . . . . . . . . . . . . . . . . . . . . .  28

44.  IMPROVEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

45.  LIMITATION OF LANDLORD'S LIABILITY. . . . . . . . . . . . . . . . . . .  28

     EXHIBIT A - LEASED PREMISES
     EXHIBIT B - RULES AND REGULATIONS
     GUARANTY

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                                      LEASE



     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises set forth and described on the Reference Page. The Reference Page including all terms defined thereon is hereby incorporated as part of this Lease.

1.   USE AND RESTRICTIONS ON USE.

     The Premises are to be used solely for the purposes stated on the Reference Page. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose. Tenant shall not commit or suffer the commission of any waste in on or about the Premises. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of fire insurance upon the Building or any of its contents.

2.   TERM.

     The term of this Lease shall be as indicated on the Reference Page (unless sooner terminated as herein provided). Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Commencement Date, Landlord shall not be liable for any damage thereby, but Tenant shall not be liable for any rent until the time when Landlord can, alter notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession on the Commencement Date shall affect the other obligations of Tenant hereunder, nor shall such failure be construed in any way to extend the Term. If Landlord is unable to deliver possession of the Premises within ninety (90) days of the Commencement Date (other than as a result of strikes, shortages of materials or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease unless said delay is as a result of: (a) Tenant's failure to agree to plans and specifications; (b) Tenant's request for materials, finishes or installations other than Landlord's standard; (c) Tenant's change in architectural plans; or (d) performance or completion by a party employed by Tenant. If said delay is the result of any of the foregoing, the Commencement Date and the payment of rent hereunder shall be accelerated by the number of days of such delay.

     In the event Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the Termination Date.

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3.   RENT.

     Tenant agrees to pay to Landlord the Annual Rent by paying the Monthly Installment of Rent on or before the first day of each full calendar month during the Term, except that the first month's rent shall be paid upon the
execution hereof.   Rent for any period during the Term which is less than
one full month shall be a prorated portion of the Monthly Installment of Rent based upon the actual number of days in a month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand at the Landlord's address, as set forth on the Reference Page or to such other person or at such other place as Landlord may from time to time designate in writing.

     Tenant recognizes that late payment of any rent or other sum due hereunder will result in administrative expense to Landlord the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is due and payable pursuant to this Lease and such amount remains due and unpaid ten
(10) days alter said amount is due, such amount shall be increased by a late charge in an amount equal to the greater of: (a) Fifty Dollars ($50.00) or
(b) a sum equal to five percent (5%) of the unpaid rent or other payment.
The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant's obligation for each successive monthly period until paid. The provisions of this Article in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Article in any way affect Landlord's remedies pursuant to Article 20 in the event said rent or other payment is unpaid after date due.

     No security or guarantee which may now or hereafter be furnished to Landlord for the payment of rent or the performance of Tenant's other obligations under this Lease shall in any way constitute a bar to the recovery of the Premises or defense to any action in unlawful detainer or to any other action which Landlord may bring for a breach of any of the terms, covenants or conditions of this Lease.

4.   RENT ADJUSTMENTS.

     For the purpose of this Article 4, the following terms are defined as follows:

     BASE YEAR (DIRECT EXPENSES): The calendar year for Base Year (Direct Expenses) set forth on the Reference Page.

     COMPARISON YEAR: Each calendar year falling partly or wholly within the Term after the Base Year (Direct Expenses).

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     DIRECT EXPENSES:  All direct costs of operation, maintenance, repair, and management of the Building and parking garage (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described herein for similar tenants) as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance premiums of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof or as required by a mortgagor which Landlord may not deem to be reasonably necessary; utility costs, including but not limited to, the cost of heat, light, power, steam, gas, and waste disposal; the cost of janitorial services; the cost of security and alarm services; window cleaning costs; landscaping costs; labor costs; costs and expenses of managing the Building including reasonable management fees, if any; air conditioning costs; elevator maintenance fees and supplies; material costs; equipment costs and the cost of service agreements on equipment; tool costs; licenses, permits and inspection fees; wages and salaries for building management employees; employee benefits and payroll taxes for building management employees; accounting and legal fees; any sales use or service taxes incurred in connection therewith.

     Landlord shall be entitled to amortize and include in Direct Expenses an allocable portion of the cost of capital improvement items, including life safety systems which are reasonably calculated to reduce operating expenses, or which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed.
All such costs shall be amortized over the reasonable life of such improvements with interest at two percent (2%) over the prime lending rate charged by First Interstate Bank to its most credit worthy borrowers on the unamortized amount, in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles.

     Direct Expenses shall not include depreciation or amortization of the Building or equipment therein except as provided above, loan principal payments, costs of alterations of tenant's premises, leasing commissions, interest expenses on borrowings, advertising cost or management salaries for executive personnel other than personnel located at the Building.

     CPI-U:  OMITTED IN ITS ENTIRETY.

     (A) If in any Comparison Year Direct Expenses paid or incurred shall exceed the Direct Expenses paid or incurred in the Base Year (Direct Expenses), Tenant shall pay as additional rent for such Comparison Year Tenant's Proportionate Share of such excess. The annual determination of Direct Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant. Tenant may review the books and records

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supporting such determination in the office of Landlord or Landlord's agent during normal business hours, upon giving Landlord five (5) days advance written notice. In the event that during all or any portion of any calendar year the Building is not fully rented and occupied Landlord may elect to make an appropriate adjustment in occupancy related Direct Expenses for such year for the purpose of avoiding distortion of the amount of such Direct Expenses to be attributed to Tenant by reason of variation in total occupancy of the building, employing sound accounting and management principles, to determine Direct Expenses that would have been paid or incurred by Landlord had the Building been fully rented and occupied and the amount so determined shall be deemed to have been Direct Expenses for such year.

     (B) Prior to the actual determination of Direct Expenses for a Comparison Year, Landlord may from time to time estimate the amount of such Direct Expenses. If such Direct Expenses is estimated to exceed the Direct Expenses for the Base Year (Direct Expenses), Landlord will give Tenant written notification of the amount of such estimated excess and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Comparison Year, additional rent in the amount of Tenant's Proportionate Share of such estimated excess, and such increased rate of Monthly Installments of Rent shall remain in effect until further written notification to Tenant pursuant hereto.

     (C) When the above-mentioned actual determination of Direct Expenses is made and Tenant is so notified in writing then:

          (i) If the total additional rent Tenant actually paid pursuant to paragraph (B) of the Article 4 for the Comparison Year is less than Tenant's Proportionate Share of the actual excess of Direct Expenses, then Tenant shall pay to Landlord as additional rent in one lump sum the difference between such total additional rent actually paid by Tenant pursuant to paragraph (B) for the Comparison Year and the Tenant's Proportionate Share of such excess, this lump sum payment to be made within thirty (30) days of receipt of Landlord's bill therefor; or

          (ii) If the total additional rent Tenant actually paid pursuant to paragraph (B) of this Article 4 for the Comparison Year is more than Tenant's Proportionate Share of the actual excess of Direct Expenses as so determined, then Landlord shall credit the difference against the then nest due payments to be made by Tenant under this Article 4.

     (D) If the Commencement Date is other than January 1 and is in a Comparison Year or if the Termination Date is other than December 31, Tenant's Proportionate Share of any increased Direct Expense for such Comparison Year shall be prorated based upon a three hundred sixty-five (365) day year.

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     (E)       Even though the Term has expired and Tenant has vacated the
Premises, when the final determination is made of Tenant's Proportionate Share of Direct Expenses for the year in which this Lease terminates, Tenant shall pay any increase due over the estimated expenses paid and conversely any overpayment, less any amounts due Landlord hereunder shall be rebated by Landlord to Tenant.

     (F)       OMITTED IN ITS ENTIRETY.

     Notwithstanding anything contained in this Article or Article 5 hereof, the Annual Rent and Monthly Installment of Rent payable by Tenant shall in no event be less than that specified in the Reference Page.

5.   REAL ESTATE TAXES.

     For the purpose of this Article 5, the following terms are defined as follows:

     BASE YEAR (TAXES): The calendar year for Base Year (Taxes) set forth on the Reference Page.

     COMPARISON YEAR: Each calendar year falling partly or wholly within the Term after the Base Year (Taxes).

     TAXES: All such taxes as hereinbelow described which are in addition to those provided for and payable by Tenant to Landlord pursuant to Article 7 below, and shall include the following by way of illustration, but not limitation: real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, including any payments to any ground lessor in reimbursement of tax payments made by such lessor; and any gross receipts tax and/or any tax which shall be levied in addition to or in lieu of real estate, possessory interest or personal property taxes, other than taxes covered by Article 28.

     (A) If the Taxes to be paid by Landlord in any Comparison Year shall exceed the amount of such Taxes which became due and payable in the Base Year (Taxes), regardless of the year for which such Taxes are assessed, Tenant shall pay as additional rent for such Comparison Year, Tenant's Proportionate Share of such excess.

     (B) Prior to the actual determination of the Taxes to be paid in a Comparison Year, Landlord may from time to time estimate the amount of such Taxes. If such Taxes are estimated to exceed the Taxes which became due in the Base Year (Taxes), Landlord will give Tenant written notification of the amount of such estimated excess and Tenant

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agrees shall it will pay, by increase of its Monthly Installments of Rent due in such Comparison Year, additional rent in the amount of Tenant's Proportionate Share of such estimated excess, and such increased rate of Monthly Installments of Rent shall remain in effect until further written notification to Tenant pursuant hereto.

     (C) Upon issuance of the actual bill or bills for the Taxes to be paid by Landlord in any Comparison Year, Landlord shall determine the amount of any actual excess over the amount of such Taxes which became due and payable in the Base Year (Taxes), and when Tenant is notified thereof in writing, then:

          (i) If the total additional rent then paid and to be paid by Tenant pursuant to paragraph (B) of this Article 5 for the Comparison Year is less than Tenant's Proportionate Share of the actual excess of the Taxes for such Comparison Year as so determined by Landlord, the monthly payments of additional rent to be paid by Tenant pursuant to said paragraph (B) for the remainder of such Comparison Year beginning not less than thirty (30) days after receipt of Landlord's aforesaid notification to Tenant, shall be increased by such amount as shall be sufficient to fully pay such difference by the end of such Comparison Year.

          (ii) If the total additional rent then paid and to be paid by Tenant pursuant to paragraph (B) of this Article 5 for the Comparison Year is more than Tenant's Proportionate Share of the actual excess of the Taxes for such Comparison Year as so determined by Landlord, then Landlord shall credit such amount against the next Monthly Installments of Rent coming due under the Lease until such amount has been paid in full.

     (D) In addition, Tenant shall pay upon demand Tenant's Proportionate of any fees, expenses, and costs incurred by Landlord in protesting any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Comparison Year.

     (E) If the Commencement Date is other than January 1 and is in a Comparison Year or if the Termination Date is other than December 31, Tenant's Proportionate Share of any increase in Taxes shall be prorated based upon a three hundred sixty-five (365) day year.

     (F) Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Proportionate Share of Taxes for the year in which this Lease terminates, Tenant shall pay any increases due over the estimated Taxes paid and conversely any overpayment, less any amounts due Landlord hereunder, shall be rebated to Tenant.

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     Notwithstanding anything contained in this Article or Article 4 hereof, the Annual Rent and Monthly Installment of Rent payable by Tenant shall in no event be less than that specified in the Reference Page.

6.   SECURITY DEPOSIT.

     Tenant has deposited with Landlord the Security Deposit. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord's damage in case of Tenant's default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of this Security Deposit for the payment of any real or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portions is so used, Tenant shall within five days after written demand therefor deposit with Landlord as amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant's obligations under this Lease have been fulfilled.

7.   ALTERATIONS.

     Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to paint and redecorating, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 8 hereof without the prior written consent of Landlord. Any alteration, additions or improvements to be done by Tenant as part of Tenant's initial occupancy shall be specified in Exhibit B hereto. Any alteration, addition, or improvement in, on, or to the Premises including carpeting, but excepting movable furniture and trade fixtures, shall be and remain the property of Tenant during the Term but shall, unless Landlord elects otherwise, become a part of the realty and belong to Landlord without compensation to Tenant upon the expiration or sooner termination of the Term and title shall pass to Landlord under this Lease as by a bill of sale. When applying for such consent, Tenant shall furnish complete plans and specifications for such alterations, additions and improvements. Tenant will be financially responsible for having Landlord's building architect, mechanical, electrical and structural engineers either prepare such plans or approve such plans as prepared by others licensed to do business in the State of Oregon. In the event Landlord consents to the making of any such alteration, addition, or improvement by Tenant, the same shall be

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made using Landlord's contractor and designated subcontractors at Tenant's sole cost and expense and in any event Landlord may charge Tenant a reasonable charge to cover building overhead as it relates to such proposed work. All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations and Tenant shall, prior to construction, provide such assurances to Landlord, including but not limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance as Landlord shall require to assure payment of the costs thereof and to protect Landlord against any loss from any mechanics', materialmen's or other liens. Tenant shall pay in addition to any sums due pursuant to Article 5 above any increase in real estate taxes attributable to any such alteration, addition, or improvement for so long, during the Term, as such increase is ascertainable. Upon the expiration or sooner termination of the Term as herein provided, Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove any such alterations, additions, or improvements which are designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear excepted.

8.   REPAIR.

     By taking possession, Tenant accepts the Premises as being in good order condition and repair, and in the condition in which Landlord is obligated to deliver them and Tenant shall execute and deliver to Landlord, upon demand, a letter of acceptance of delivery of the Premises. Tenant shall, at all times during the Term, keep the Premises in good condition and repair, excepting damage thereto by fire, earthquake, Act of God or the elements, shall comply with all governmental laws, ordinances and regulations applicable to the use and its occupancy of the Premises, and shall promptly comply with all governmental orders and directives for the corrective prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. It is hereby understood and agreed that Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached hereto, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth herein. Notwithstanding the above provisions of this Article, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, (excluding wet bars and sinks within the Tenant's space,) air conditioning, heating and electrical systems, installed or furnished by Landlord. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment

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herein.  Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

9.   LIENS.

     Tenant shall keep the Premises and Tenant's leasehold interest in the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. In the event that Tenant contracts for work lo be done to or on the premises by any laborer or materialman capable of claiming a construction lien against the premises pursuant to the Oregon Construction Lien Law, Oregon Revised Statute Chapter 87, Tenant shall notify Landlord prior to the commencement of any construction on the premises and prior to the supplying of any materials to the premises so as to allow Landlord to post a notice of nonresponsibility pursuant to ORS 87.030. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record, Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant on demand with interest at two percent (2%) over the prime lending rate charged by First Interstate Bank to its most credit worthy customers or the highest rate permitted by law, whichever is lower.

10.   ASSIGNMENT AND SUBLETTING.

     Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the premises, whether voluntarily or by operation of law, or permit the use or occupancy of the premises by anyone other than Tenant, without the prior written consent of Landlord. Such restrictions shall also be binding upon any assignee or subtenant to which Landlord has consented. In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least ninety (90) days but no more than one hundred eighty (180) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. The form of any sublease or assignment agreement shall be subject to Landlord's approval. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified a d for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" (as hereinafter defined), if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations hereunder.

     In addition to, but not in limitation of, Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within sixty (60) days following Landlord's receipt of Tenant's written notice as required above. If this lease shall be terminated with respect to the entire Premises pursuant to this Article, the Term of this Lease shall end on the Date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Article only a portion of the Premises, the rent during the unexpired Term shall abate proportionately based on the rent contained in the Lease as of the date immediately prior to such recapture. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant hereto and rented by Landlord to the proposed tenant or any other tenant.

     Consent by Landlord to any assignment or subletting shall not include consent to the assignment or transferring of any lease renewal option rights or space option rights, special privileges or extra services granted to Tenant by this Lease, or addendum or amendment hereto or letter of agreement (and such options, right, privileges or services shall terminate upon such assignment). Any sale, assignment, mortgage, transferrer of this Lease or subletting which does not comply with the provisions of this Article shall be void.

     In the event that Tenant sells, sublets, assigns, or transfers this Lease and at any time receives rent and/or other consideration which exceeds that which Tenant would at that time be obligated to pay to Landlord, Tenant shall pay to Landlord one hundred percent (100%) of the gross increase in such rent as such rent is received by Tenant and one hundred percent (100%) of any other consideration received by tenant from such subtenant in connection with such sublease or in the case of an assignment of this Lease by Tenant, Landlord shall receive one hundred percent (100%) of any consideration paid to Tenant by such assignee in connection with such assignment.

     In the event Tenant is a corporation and if at any time during the term of this lease any or all of the voting securities of Tenant are transferred by any means resulting in a change in the person or persons owning or controlling the majority of said voting securities on the date hereof, such transfer shall constitute an assignment of the Lease for purposes of this Section 10. If Tenant is a general partnership, the sale or transfer of a general partnership interest shall constitute an assignment of the Lease for purposes of this Section 10.

      If Tenant requests consent to a proposed transfer, Tenant or the prospective transferee will pay a review fee of $100.00 for application to Landlord's expense in reviewing the request for consent to transfer. Additionally, Tenant will pay any additional attorneys fees, related costs and expenses, incurred by landlord as a result of the proposed transfer.

11.   INDEMNIFICATION.

     Landlord shall not be liable and Tenant hereby waives all claims against Landlord for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever, (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the negligent or willful act of Landlord, or its agents, employees or contractors for which Landlord will indemnify and hold Tenant harmless. Tenant shall hold Landlord harmless from and defend Landlord against any and all claims, liability or costs (including court costs and attorney's fees) for any damage to any property or any injury to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from (a) the act, neglect, fault, or omission with respect to the injury or damage, by Tenant, its agents, servants, employees, invitees, or visitors; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; or (c) any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.

12.   INSURANCE.

     Tenant agrees to purchase at its own expense and to keep in force during the Term a comprehensive public liability and property damage insurance policy to protect against any liability to the public or to any invitee of Tenant or Landlord incident to the use of or resulting from any accident occurring in or upon the Premises with a comprehensive single limit of not less than $1,000,000.00. Said policy or policies shall: (a) name Landlord as an additional insured; (b) be issued by an insurance company which is acceptable to Landlord; and (c) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice shall have been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and upon each renewal of said insurance.

     Landlord covenants and agrees that throughout the Term it will insure the Building and the Building standard leasehold improvements installed therein at Landlord's expense, against damage by fire and extended perils coverage, and will carry public liability and property insurance, all in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a similar property in Portland, Oregon. Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord, and that such insurance will be for the sole benefit of Landlord with no coverages for tenant for any risk insured against.

13.   WAIVER OF SUBROGATION.

     So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, or all risk insurance now or hereafter existing for the benefit of the respective party but only to the extent of the insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

14.   SERVICES AND UTILITIES.

     Provided Tenant shall not be in default hereunder, and subject to the other provisions hereof, Landlord agrees to furnish to the Premises between the hours of 8:00 a.m. and 6:00 p.m. on generally recognized business days (but exclusive in any event of Saturdays, Sundays, and legal holidays), the following services and utilities subject to the rules and regulations of the Building prescribed from time to time: (a) water suitable for the intended use of the Premises; (b) heat and air conditioning for the use and occupation of the Premises; (c) elevator service by nonattended automatic elevators (at least one elevator shall remain operable at all times); (d) such window washing as may from time to time be reasonably required; (e) electricity for lighting and convenience outlets; and, (f) janitorial service to be performed five (5) nights per week after 5 p.m. Tenant shall be solely responsible for the professional cleaning and upkeep of any and all carpeting, special flooring and drapery installed in the Premises. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the rules and regulations which Landlord may prescribe for the proper functioning and protection of said systems. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord's failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities. Notwithstanding the above, Landlord shall be entitled, without compensation to Tenant or any abatement of rent, to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental bodies or utilities' suppliers in reducing energy or other resources consumption.

     Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Landlord may, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any imposed thereon, but in no event at a charge less than actual cost building overhead for such additional service and where appropriate a reasonable allowance for depreciation of any systems being used to provide such service.

     Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance, shall be paid by Tenant to Landlord upon demand as additional rent.

     Tenant will not without the written consent of Landlord use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 1200 watts or 208 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water for domestic or airconditioning purposes or electric current in excess of that usually furnished or supplied for use of the Premises as general office space, Tenant shall procure the prior written consent of Landlord for the use thereof, and if Landlord does consent Landlord may cause a water meter or electric current meter to be installed so as to measure the amount of water and electric current consumed for any such other use. The cost of any such meters and facilities necessary to furnishing such excess capacity and of the installation, maintenance and repair thereof shall be paid for by Tenant. Tenant agrees to pay as additional rent to Landlord promptly upon demand therefor the cost of all such increased water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency furnishing the same, plus any additional reasonable expense incurred in keeping account of the water and electric current so consumed.

15.   HOLDING OVER.

     Tenant shall pay Landlord for each day Tenant retains possession without Landlord's consent of the Premises or part thereof after termination hereof by lapse of time or otherwise 200% of the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Articles 4 and 5 hereof prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention, and shall indemnify and hold Landlord harmless from any loss or liability resulting from such holding over and delay in surrender. If Landlord gives notice to Tenant of Landlord's election thereof, such holding over shall constitute renewal of this Lease for a period from month to month or for one year, whichever shall be specified in such notice, in either case at 200% of the Annual Rent being paid to Landlord under this Lease immediately prior hereto plus all Rent Adjustments under Articles 4 and 5 hereof, but if the Landlord does not so elect, acceptance by Landlord of rent after such termination shall not constitute a renewal. This provision shall not be deemed to waive Landlord's right of reentry or any other right hereunder or at law. Tenant shall pay rent until such alternations and corrections as are required to be made by Tenant are made and until such additions and improvements as Tenant is entitled to remove have been removed.

16.   SUBORDINATION, ATTORNMENT AND NONDISTURBANCE.

     (A) This Lease is and shall be subject and subordinate to any mortgage and/or deed of trust which now or will hereafter affect the land on which the Building is situated (the "Land") and which mortgage or deed of trust is a first lien against the Land (the "First Mortgage") and to all renewals, modifications, consolidations, replacements and extensions thereof. It is further agreed that Tenant, or Tenants' successors in interest, will execute and deliver upon the demand of Landlord any and all instruments desired by Landlord subordinating in the manner requested by Landlord this Lease to any such First Mortgage.

     (B) In the event of foreclosure or exercise of power of sale under any First Mortgage now or hereafter affecting the Land and/or the Building, the holder or beneficiary of any such First Mortgage, or purchaser at any foreclosure sale held pursuant to the terms of any First Mortgage, or the grantee of any deed taken in lieu of foreclosure of the lien of the First Mortgage (all collectively the "Purchaser") shall have the option: (i) to require Tenant to attorn to the Purchaser for the balance of the Term then remaining hereunder the same terms and conditions as those herein provided; or
(ii) notwithstanding this Section, to elect that this Lease become or remain, as the case may be, superior to the First Mortgage. Tenant shall upon request by the Purchaser, execute and deliver any and all instruments desired by the Purchaser evidencing the superiority of this Lease to any First Mortgage.

     (C) In the event of any attornment by Tenant pursuant to Article 16(B), it is understood and agreed that this Lease and Tenant's right hereunder shall continue undisturbed while Tenant is not in default hereunder, subject, however, to the provisions of the terms of Article 16(B).

     (D) Notwithstanding any other provisions hereof, in the event of any attornment by Tenant pursuant to Article 16(B) the Purchaser or successor in interest shall not be:

          (i)       liable for any act or omission of Landlord, or

          (ii) subject to any offsets or defenses which Tenant might have against Landlord.

17.   RULES AND REGULATIONS.

     Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit C hereto and all reasonable modifications of and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

18.   REENTRY BY LANDLORD.

     Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve, or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall give to Tenant such notice of its intent to re-enter the Premises as is reasonable and practicable under the circumstances then existing. In the event that Landlord requires access to any under-floor duct, Landlord's liability for carpet (or other floor covering) replacement shall be limited to replacement of the piece removed. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant's vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. Landlord shall also have the right at any time to change the arrangement and/or location of building entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, and to change the name, number or designation by which the Building is commonly known.

19.   DEFAULT.

     The following events shall be deemed to be events of default under this
Lease:

     (A) Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of five days from the date such payment was due; or

     (B) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within twenty (20) days (forthwith, if the default involves a hazardous condition) after written notice thereof to Tenant; or

     (C) Tenant shall abandon or vacate any substantial portion of the Premises; or

     (D) Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only; or

     (E) The leasehold interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for ten days after written notice thereof to Tenant; or

     (F) The Tenant or any Affiliate (as defined in 11 U.S.C. Section 101(2)) thereof, shall commence (by petition, application or otherwise) a voluntary case or other proceeding under the laws of any jurisdiction seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, self-trusteeship, receiver, custodian or other similar official of it or any substantial part of its property; or shall consent (by answer or failure to answer or otherwise) to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; or shall make an assignment for the benefit of creditors; or shall generally not pay its debts as they become due (or not be able to pay its debts as they become due); or admit in writing its inability to pay its debts as they become due; or shall take any corporate action to authorize any of the foregoing;

     (G) An involuntary case or other proceeding shall be commenced under the laws of any jurisdiction against the Tenant or any Affiliate (as defined in 11 U.S.C. Section 101(2)) thereof, seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 days or a trustee, receiver, custodian or other official shall be appointed in such involuntary case;

     (H) A judgment or order for the payment of money in excess of $5,000 shall be rendered against the Tenant or any Affiliate (as defined in 11 U.S.C.
Section 101(2)) thereof, and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days; or

     (I) Any judgment, writ, attachment, execution, injunction, or similar process in excess of $5,000 shall be issued or levied against the property of the Tenant or any Affiliate (as defined in 11 U.S.C. Section 101(2)) thereof, and such process shall not be released, vacated, or fully bonded within thirty
(30) days after its issue or levy.

20.   REMEDIES.

     Upon the occurrence of any of such events of default described in Article 19 or elsewhere in this Lease, Landlord shall have the option to pursue any one or more of the following remedies:

     (A) Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease;

     (B) Upon any termination of this Lease, whether by lapse or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant hereby waiving any right to claim damage for such re-entry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law;

     (C) Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus the sum of (i) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the Term hereof, less the fair rental value of the Premises for such residue (taking into account the time and expense necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in subparagraph (D) relating to recovery of the Premises, preparation for reletting and for reletting itself), and (ii) the cost of performing any other covenants which would have otherwise been performed by Tenant;

     (D) (i) Upon any termination of Tenant's right to possession only without termination of the Lease, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in subparagraph (B) above, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, hereunder for the full Term. In any such case Tenant shall pay forthwith to Landlord, if Landlord so elects, a sum equal to the entire amount of the rent, including any amounts treated as additional rent hereunder, for the residue of the Term plus any other sums provided herein to be paid by Tenant for the remainder of the Term. no such re-entry or repossession of the Premises by Landlord shall be construed as an election on the Landlord's part to terminate this Lease unless a written notice of termination is given to the Tenant by the Landlord;

          (ii) Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord in its sole discretion shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises) and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting including, without limitation, any broker's commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating, and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including attorney's fees and broker's commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this section from time to time and no one suit or claim by Landlord against Tenant shall bar a later suit or claim for further damages incurred by Landlord as a result of Tenant's default hereunder;

     (E) Landlord may, at Landlord's option, enter into and upon the Premises, with or without process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease;

     (F) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default.

21.   QUIET ENJOYMENT.

     Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22.   DAMAGE BY FIRE, ETC.

     In the event the Premises or the Building are damaged by fire or other casualty, Landlord shall forth with repair the same provided such damage can, in Landlord's reasonable estimation, be materially restored within ninety
(90) days and this Lease shall remain in full force an effect except that if such damage is not the result of any negligence or willful misconduct of Tenant, or its agents, employees, or invitees, then Tenant shall be entitled to a proportionate abatement in rent from the date of such damage, such reduction to be based pro rata to the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises. Within thirty (30) days from date of such damage, Landlord shall notify Tenant, in writing, whether or not material restoration can be made within the ninety (90) day period, and Landlord's determination shall be binding on Tenant. For purposes hereof, the Building or Premises shall be deemed "materially restored" if they are such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was then being used.

     If such repairs cannot, in Landlord's reasonable estimation, be made within ninety (90) days, Landlord and Tenant shall each have the option of giving the other, at any time within sixty (60) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercise the above set forth option to terminate this Lease in the event of partial destruction, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, but the rent hereunder to be proportionately abated as hereinabove provided. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises at the expense of Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

     In the event that Landlord should fail to complete such repairs and material restoration within one hundred fifty (150) days after the date of such damage, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed. Notwithstanding anything to the contrary contained in this Article, (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article occurs during the last twelve months of the Term or any extension thereof, and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

     In the event any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article, Tenant shall upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion or all of the property belonging to Tenant or his licensees from such portion or all of the Building or Premises as Landlord shall request and Tenant hereby indemnifies and holds Landlord harmless from any loss, liability, costs and expenses, including attorneys' fees, arising out of any claim of damage or injury as a result of any alleged failure to properly secure the Premises prior to such removal and/or such removal.

23.   EMINENT DOMAIN.

     If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu thereof, either party hereto shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease. If neither party hereto shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a pro rata basis. Before Tenant may terminate this Lease by reason of taking or appropriation as above provided, such taking or appropriation shall be so substantial as to materially interfere with Tenant's use and occupancy thereof. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu thereof and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, and Tenant shall have no claim against Landlord for the value of any unexpired Term.

24.   SALE BY LANDLORD.

     In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any liability arising after the date of such sale or conveyance upon any of the covenants or conditions, expressed or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set froth in this Article, this Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secured the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security, provided that any successor shall not be liable for such security unless such successor receives the same.

25.   ESTOPPEL CERTIFICATES.

     Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or any prospective Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease, (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease in full force and effect, as modified, and stating the date and nature of such modifications), (c) the date to which the rent and other sums payable under this Lease have been paid, (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement, and (e) such other matters required by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article may be relied upon by any mortgagee, beneficiary or purchaser and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant hereby irrevocably appoints Landlord or if Landlord is a trust, Landlord's beneficiary or agent, as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within such ten
(10) day period and such certificate as signed by Landlord, Landlord's beneficiary or agent, as the case may be, shall be fully binding on Tenant, if Tenant fails to deliver a contrary certificate within five (5) days after receipt by Tenant of a copy of the certificate executed by Landlord, Landlord's beneficiary or agent, as the case may be, on behalf of Tenant.

26.   SURRENDER OF PREMISES.

     Tenant shall, at lease ninety (90) days before the last day of the Term arrange to meet Landlord for a joint inspection of the Premises. In the event of Tenant's failure to arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

     At the end of the Term or any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same condition as received or first installed broom clean and free of all debris, ordinary wear and tear and damage by fire, earthquake, Act of God, or the elements alone excepted. Tenant may, upon termination of this Lease, remove all movable partitions of less than full height from floor to ceiling, counters, and other trade fixtures installed by Tenant, at Tenant's sole cost, title to which shall be in Tenant until such termination, repairing such damage caused by such removal. Property not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under his Lease as by a bill of sale. Upon request by Landlord, Tenant shall remove any or all movable partitions, counters and other trade fixtures which may be left by Tenant and repair any damage resulting from such removal. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant founded on such delay.

     All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary: (i) to repair and restore the Premises as provided herein; and (ii) to discharge Tenant's obligation for unpaid amounts due Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such oblations have been determined and satisfied. Any Security Deposit shall be credited against the amount payable by Tenant hereunder.

27.   NOTICES.

     Any notice or document required or permitted to be delivered hereunder shall be in writing. All notices shall be personally delivered or sent by United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set forth on the Reference Page, or at such other address as they have theretofore specified in written notice delivered in accordance herewith.

28.   TAXES PAYABLE BY TENANT.

     In addition to rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by or on the gross or net rent payable hereunder, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use location of the premises in any special tax district or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; or (c) upon or measured by the Tenant's gross receipt or payroll or the value of Tenant's equipment, furniture, fixtures, and other personal property of Tenant or leasehold improvements, alterations, additions, located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

     In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures, and other personal property of Tenant located in the Premises.

29.   RELOCATION BY TENANT.

     Landlord, at its sole expense, on at least ninety (90) days prior written notice, may require Tenant to move from the Premises to other space of comparable size and decor in order to permit Landlord to consolidate the space leased to Tenant with other adjoining space leased or to be leased to another tenant. Provided, however, that in the event of receipt of any such notice, Tenant by written notice to Landlord may elect not to move to the other space and in lieu thereof terminate this Lease, effective sixty (60) days after the date of the original notice of relocation by Landlord. In the event of any such relocation, Landlord will pay all expenses or preparing and decorating the new premises so that they will be substantially similar to the Premises from which Tenant is moving and Landlord will also pay the expense of moving Tenant's furniture and equipment to the relocated premises. In such event this Lease and each and all of the terms and covenants and conditions hereof shall remain in full force and effect and thereupon be deemed applicable to such new space except that a revised Reference Page shall become part of this Lease and shall reflect the location of the new premises.

30.   DEFINED TERMS AND HEADINGS.

     The article headings herein are for convenience of reference and shall in no way define, increase, limit, or describe the scope or intent of any provision of this Lease. Any indemnification of, insurance of, or option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. In any case, where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms, or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby consents and agrees that the calculation of rentable area on the Reference Page shall be controlling.

     If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the State of Oregon, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant signs as a partnership, trust, or other legal entity, each of the persons executing the Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the State of Oregon and that such entity on behalf of the Tenant was authorized to do so by any and all appropriate partnership, trust, or other actions. Tenant agrees to furnish promptly upon demand a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

31.   ERISA REPRESENTATION.

     Tenant represents and warrants to Landlord to the best of its knowledge that, as of the date hereof, neither Tenant nor any affiliate of Tenant has employee pension or profit-sharing plans that hold, in the aggregate, beneficial interests representing greater than five percent (5%) of the total assets of any RREEF investment fund. Tenant acknowledges that a breach of the foregoing representation and warranty may constitute a prohibited transaction under the terms of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code, as modified by PTE 82-51, an administrative exemption from certain of the prohibited transaction rules granted to the RREEF Funds by the United States Department of Labor (46 Fed. Reg. 14,238 (April 2, 1982)). If, at any time, Tenant or any affiliate of Tenant has employee pension or profit-sharing plans that hold, in the aggregate, beneficial interests representing greater than five percent (5%) of the total assets of any RREEF investment fund, Tenant shall promptly advise Landlord of such fact in writing.

32.   ENFORCEABILITY.

     If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

33.   COMMISSIONS.

     Each of the parties (i) represents and warrant to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Page; and (ii) indemnifies and holds the other harmless from any and all losses, liability, costs or expenses (including attorneys' fees) incurred as a result of any alleged breach of the foregoing warranty by it.

34.   TIME AND APPLICABLE LAW.

     Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

35.   SUCCESSORS AND ASSIGNS.

     Subject to the provisions of Article 10, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators, and assigns of the parties hereto.

36.   ENTIRE AGREEMENT.

     This Lease, together with its exhibits, contains all agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties hereto.

37.   EXAMINATION NOT OPTION.

     Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required by Article 6, the first month's rent as set forth in Article 3, and any sum owed pursuant hereto.

38.   RECORDATION.

     Tenant shall not record this Lease or a short form memorandum hereof without the prior written consent of Landlord. If Tenant does not record the Lease or short form memorandum without the prior written consent of Landlord it shall be considered a default under the Lease entitling the Landlord to terminate the Tenant's occupancy.

39.   MUTUAL WAIVER OF JURY TRIAL.

     Both Landlord and Tenant hereby waive trial by jury in any action, proceeding or claim brought to Tenant against each other on any matter whatsoever or in any way connected with this Lease. Such waiver shall survive the Lease termination. The award made to the prevailing party in any proceeding shall be limited to reasonable legal fees and a judgment requiring "Specific Performance" subject to other provisions contained herein.

40.   ATTORNEY FEES.

     In the event either party shall commence a suit or action for breach of or to enforce any of the terms and conditions of this Lease, the prevailing party shall be entitled to recover from the other party such sum as the court may adjudge reasonable as attorney fees at trial or on appeal of such suit or action.

41.   CORPORATE AUTHORITY.

     If Tenant is a corporation, Tenant represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's board of directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation.

42.   RENT SCHEDULE.

     Monthly base rent shall be paid pursuant to Article 3 of this Lease according to the following schedule:

                                       Monthly
     RENTAL PERIOD          RATE      BASE RENT
     -------------          ----      ---------
     05/01/92 - 7/31/92     $ -0-
     08/01/92 - 04/30/93    10.58     $2,092.00
     05/01/93 - 07/31/93    15.00      2,967.00
     08/01/93 - 07/31/95    18.50      3,659.00

43.   FORGIVENESS OF RENT.

     If Tenant takes possession of the Premises as of the commencement date of the term and complies with all other obligations of this Lease, then rent for the first (1st) through third (3rd) months of the Lease term shall be forgiven. Provided, however, that in case of failure by Tenant to occupy the Premises, or any default under the terms of the Lease, then this provision shall have no effect, and Tenant shall be obligated to pay on demand any rent payments forgiven prior to the occurrence of the default.

44.   IMPROVEMENTS.

     The Landlord shall provide at its sole expense the following improvements to the premises: construct new wall as required to demise the premises; modify entry door (i.e. change to inside swing); modify electrical switching for light fixtures; modify thermostats and HVAC controls. Any and all other improvements and/or alterations shall be at the sole expense of the Tenant.

45.   LIMITATION OF LANDLORD'S LIABILITY.

     Redress for any claims against Landlord under this Lease shall only be made against Landlord to the extent of Landlord's interest in the property to which the leased premises are a part. The obligations of Landlord under this Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or the investment manager.

The parties hereto have executed this Lease on the dates specified immediately below their respective signatures.

LANDLORD:

BENJAMIN FRANKLIN PLAZA, INC.,          ANTIVIRALS, INC., an
an Oregon corporation                   Oregon corporation

By /s/ Keith K ***                      By /s/ William H. Fleming
  ----------------------------            ------------------------------
  For  Jun Kato                                William H. Fleming
Title: President                        Title: Dir. of Business Development

Dated  5/05/92                          Dated  4/10/92
     -------------------------               ---------------------------

EXHIBIT B TO LEASE DATED _______________ by and between BENJAMIN
FRANKLIN PLAZA, an Oregon Corporation, AS LANDLORD, AND ANTIVIRALS, INC., an Oregon corporation AS TENANT.


                                    EXHIBIT B

                              RULES AND REGULATIONS


     1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building if visible from a public area without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering in public corridors shall be inscribed or affixed at the expense of Tenant by a person or vendor chosen by Landlord and in conformance with the Building standard signage program. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered. One 12" x 12" building standard tenant door sign with suite number and two (2) lines shall be provided.

     2. Tenant shall use and keep in place the Building standard window covering. Any additional draperies or window coverings shall be not be lined and be of an open weave. Tenant shall not place anything or allow anything to be placed against or near any doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

     3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevator, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety character, reputation and interests of the Building and its tenants provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

     4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. One entry in the directory at the building and one entry on the floor directory shall be provided.

Page 1 of 5 - Exhibit B

     5. All cleaning and janitorial services for the Building and the Premises shall be arranged exclusively through the Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

     6. Landlord will furnish Tenant free of charge with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

     7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

     8. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Furniture, equipment or supplies shall be moved in and out of the Building only during such hours and in such manner and by vendors designated by Landlord.

     9. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord through Landlord's structural engineer whose fee shall be paid for by Tenant shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The person employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

     10. Tenant shall not use any method of heating or air conditioning such as space heaters or fans other than that supplied by Landlord. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed.

Page 2 of 5 - Exhibit B

     11. Landlord reserves the right to exclude from the Building between the hours of 5:30 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays any person unless that person has a Building Pass issued by Landlord at Tenant's written request. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

     12. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

     13. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

     14. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

     15. Except as approved by Landlord, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

     16. Except with Landlord's written consent Tenant shall not install, maintain or operate upon the Premises any vending machine.

     17. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

     18. No cooking shall be done or permitted by any Tenant on the Premises, except that use by the Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that

Page 3 of 5 - Exhibit B
such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

     19. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

     20. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

     21. Tenant shall pay on demand the cost of replacement of any glass broken on the leased Premises including outside windows and doors of the perimeter of the leased Premises during the continuance of the Lease, unless the glass shall be broken by Landlord, it's employees or agents.

     22. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual.
Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

     23. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants.

     24.  No animals except seeing eye dogs shall be allowed in the Building.

     25. The use of oil, gas or inflammable liquids for heating, lighting or cleaning or any other purpose is expressly prohibited. Explosive or other articles deemed hazardous shall not be brought into the Building.

     26. Canvassing, soliciting and peddling in or about the Building is expressly prohibited.

     27. Building office personnel will not unlock suite entry doors for any individual, for any reason, at any time, unless Tenant has placed written notice to the contrary on file with the Office of the Building. It will be Tenant's responsibility to keep such notice updated in writing from time to time as necessary. Individuals authorized for access by such notice from Tenant will be requested to present proper identification before entry.

Page 4 of 5 - Exhibit B

     28. Rental due under the Lease is payable in lawful money of the United States of America at the Landlord's notice address. Landlord may elect to accept payment from Tenant by check or other means. No such acceptance shall constitute a waiver of the Lease requirements concerning the method and mode of payment. In the event of late payment and/or return check, Landlord may elect to thereafter insist upon payment of rental in cash or by cashier's check to bank certified check. Any check not paid due to insufficient funds shall be subject to a service charge in the sum of $25.00, in addition to any late charges due by reason of Tenant's failure to promptly pay rent.

     29. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, conditions, covenants, agreements and conditions of any lease of premises in the Building.

Page 5 of 5 - Exhibit B

                                PARKING AGREEMENT


     This Parking Agreement dated April 10, 1992, by and between BENJAMIN FRANKLIN PLAZA, INC., an Oregon corporation, as Landlord, and ANTIVIRALS, INC., an Oregon corporation, as Tenant, who agree to the following:

1. Tenant is entitled to lease two (2) spaces in the Benj. Franklin parking garage ("Parking Spaces") from the present or any future parking garage contracted vendor.

2. The term of this Parking Agreement shall commence on May 2, 1992, and terminate on July 31, 1995, subject to Landlord's right to determine a new rental rate for Parking Spaces as provided below. Tenant may terminate these parking rights upon notice to the other party given at least thirty (30) days prior to the termination date.

3. The current rent for said Parking Spaces is $105.00 per month for each parking Space, payable on the first day of each calendar month. Landlord reserves the right to determine from time to time new rental rates for Parking Spaces. New rates shall become effective on the date specified in a notice to Tenant, which notice shall be delivered not less than thirty (30) days prior to the effective date. After receipt of such a notice, Tenant may terminate its rights and obligations under this Agreement upon notice to Landlord at least fifteen (15) days prior to the effective date of the new rental rates.

4. The failure of Tenant to pay timely the rent for said Parking Spaces or the breach by Tenant of any other term of condition of this Parking Agreement shall constitute a default under this Parking Agreement. Upon the occurrence of any such event of default, Tenant shall thereupon immediately lose all parking rights and privileges granted by this Parking Agreement.

5. (a) Persons using the lot/garage do so at their own risk. Landlord specifically disclaims all liability, except when caused solely by its gross negligence or willful misconduct, for personal injury incurred by users of the lot/garage their agents, employees, invitees, family, friends or guests, or as a result of damage to, thereof, or destruction of any vehicle or any contents thereof as a result of the operation or parking of any automobiles in the lot/garage.

     (b) To insure safe traffic flow within the lot/garage, all traffic signs and signals must be obeyed. At no time will Tenant or its designated users alter or damage any traffic signs, signals, entry gates or other property.

     (c)  All automobiles must be parked solely within the striped stalls.

Page 1 of 2 - Parking Agreement

     (d) Tenant and its designated users shall faithfully observe and comply with all reasonable rules and regulations for use of the lot/garage which Landlord or parking garage contracted vendor may from time to time put into effect once a copy of any rule or regulation has been delivered to Tenant.

     (e) Landlord shall have the right to enter upon the Parking Spaces to inspect same, to perform maintenance services and to make repairs as Landlord deems necessary or desirable, without such entry constituting an eviction of Tenant in whole or in part, and the rent specified herein shall in no wise abate while said maintenance and/or repairs are being effected.

     (f) This Parking Agreement is not transferable; the Parties hereto acknowledge and agree that they intend that the aforesaid parking shall be "Personal" to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to the aforesaid parking.

LANDLORD:

BENJAMIN FRANKLIN PLAZA, INC.,          ANTIVIRALS, INC., an
an Oregon corporation                   Oregon corporation


By /s/ Keith K ***                      By /s/ William H. Fleming
  ----------------------------            ------------------------------
  For  Jun Kato                                  William H. Fleming
Title: President                          Title: Dir. of Business Development

Dated  5/05/92                          Dated  4/10/92
     -------------------------               ---------------------------


Page 2 of 2 - Parking Agreement

                             BENJAMIN FRANKLIN PLAZA

                                Portland, Oregon

                                  OFFICE LEASE
                                 REFERENCE PAGE


LANDLORD:                     BENJAMIN FRANKLIN PLAZA, INC.
                              an Oregon corporation

LANDLORD'S NOTICE ADDRESS:    111 S.W. Columbia - Suite 1380
                              Portland, OR  97201

TENANT:                       ANTIVIRALS, INC., an Oregon corporation

TENANT'S NOTICE ADDRESS:      One S.W. Columbia, Suite 1105
                              Portland, OR  97258

LEASE REFERENCE DATE:         April 10, 1992

PREMISES:                     Suite 1105, One S.W. Columbia,
                              Portland, OR  97258
                              (See Exhibit A for outline for Premises, attached hereto and incorporated herein by reference)

PREMISES RENTABLE AREA:       approximately 2,373 square feet

USE:                          General Office Purposes

COMMENCEMENT DATE:            May 1, 1992

TERMINATION DATE:             July 31, 1995

TERM OF LEASE:                3 years, 3 months, and 0 days beginning on the
                              Commencement Date and ending on the Termination
                              Date (unless sooner terminated pursuant to the Lease)

ANNUAL BASE RENT:             See Article 42 Rent Schedule

MONTHLY INSTALLMENT
OF RENT:                      See Article 42 Rent Schedule

TENANT'S PROPORTIONATE
SHARE:                        0.90%

BASE YEAR (DIRECT EXPENSES):  1992

BASE YEAR (TAXES):            1992

SECURITY DEPOSIT:             $3,658.50

REAL ESTATE BROKER
DUE COMMISSION:               Melvin Mark Brokerage Company
                              and Norris, Beggs & Simpson

The Reference Page information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Page information and the Lease, the Lease shall control. This Lease includes Exhibits through all of which are made a part hereof.


LANDLORD:

BENJAMIN FRANKLIN PLAZA, INC.,        ANTIVIRALS, INC., an
an Oregon corporation                 Oregon corporation

By /s/ Keith K ***                      By /s/ William H. Fleming
  ----------------------------            ------------------------------
       Jun Kato                                  William H. Fleming
Title: President                      Title: Dir. of Business Development

Dated  5/05/92                          Dated  4/10/92
     -------------------------               ---------------------------